CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (No. 333-148558) of our report dated February 23, 2016, relating to the statement of assets and liabilities of Kimberlite Floating Rate Financial Services Capital Fund, formerly known as PSP Multi-Manager Fund, appearing in the Prospectus, which is part of such Registration Statement.

In addition, we also consent to the reference to our Firm under the caption "Independent registered public accounting firm" in such Registration Statement.

/s/ Richey May & Co., LLP

Englewood, Colorado

April 27, 2016